EXHIBIT 10.1

                        ADVISORY AND MANAGEMENT AGREEMENT



      THIS ADVISORY AND MANAGEMENT AGREEMENT ("Agreement") is made this 1st day of October, 1999 effective the first day the Services (as defined below) were first rendered by and between NuVen Advisors, Limited Partnership, a Nevada limited partnership ("Advisor") with offices at 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 and Phileo Management Company Inc., a Nevada corporation with its principal offices at 910-510 Burrard St. Vancouver, B.C. Canada V6C 3A8 ("Client").

      WHEREAS, Advisor and Advisor's personnel have numerous years of experience in managing and in performing administrative duties for public, privately-held companies and development stage investment opportunities; and

      WHEREAS, Client desires to retain the Services of Advisor, and Advisor desires to provide the Services (as defined below) for Client on the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Client and Advisor agree as follows:

1.   Engagement

     Client hereby engages Advisor to provide Client with merger and acquisition advice, and management and general administrative services ("Advisor's personnel"), and Advisor accepts such engagement.

2.   Scope of Services to be Provided

     Advisor, subject to the control, direction and supervision of Client's Board of Directors, and in conformity with applicable laws, Client's Articles of Incorporation, By-laws, registration statements, business plan objectives, policies and restrictions, shall provide the following Services, excluding the compensation to Advisor's employees or agents covered under separate agreements, if any, and their related expenses, as provided below:

     (A) Management of Assets. Advisor will manage the Client's assets including, by way of illustration, the evaluation of pertinent economic, statistical, financial and other data, and formulation and/or implementation of a corporate business plan; and

     (B) Management of Operations. Advisor will conduct and manage the day-to-day operations of the Client including, by way of illustration, the furnishing of routine legal, supervisory, accounting and administrative services, and the supervision of the Client's administrative personnel, except for services provided by outside counsel selected by Client; and

     (C) Administrative Facilities. Advisor will furnish, if necessary, to Client office space, facilities, equipment and personnel adequate to provide the Services.

3.   Term

     This Agreement shall have an initial term of five (5) years (the "Initial Advisory Period"), with an effective date of October 1, 1999. At the conclusion of the Initial Advisory Period, this Agreement will automatically be extended on an annual basis (the "Extension Period") unless Advisor or Client shall serve written notice on the other party terminating the Agreement; provided, however, that Advisor and Client shall agree in writing as to Advisor's continuing compensation during any Extension Period. Any notice to terminate given hereunder shall be in writing and shall be delivered at least ten (10) days prior to the end of the Initial Advisory Period or any subsequent Extension Period.

4.   Time and Effort of Advisor

     Advisor shall cause Advisor's personnel to devote that amount of time, as necessary, on a weekly basis, to fulfilling Advisor's obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Advisor unconditionally agrees that Advisor's personnel, or his replacement, will at all times, faithfully and to the best of his experience, ability, and talents, perform all the duties required of Advisor under this Agreement.

5.   Compensation

     Client agrees to pay Advisor the following (the "Consideration") for the Services rendered hereunder:

     (A) Advisory Fee. The Client shall pay to the Advisor, as compensation for the Services rendered, facilities furnished and expenses paid by the Advisor, a monthly advisory fee equal to Three Thousand Five Hundred Dollars ($3,500). Such advisory fee shall be payable for each calendar month as soon as practicable after the end of that month.

     (B) Merger Fee: As to Services provided by Advisor related to the introduction of Business Opportunities which results in a Merger Transaction or which the Company acquires or otherwise obtain an equity interest or interest as a creditor, the Company agrees to pay Advisor a transaction fee (the "Merger Fee"). The Merger Fee shall be equal to ten percent (10%) of the asset value or investment made in the Company (including assumed debt) in such Business Opportunity as a result of Advisor's introduction or efforts. One third (1/3) of the Merger Fee shall be due and payable upon completion of the definitive agreements related to each transaction, and the balance shall be issued upon closing;

     (C) Transaction Fee: As to Services provided by Advisor related to the sale of the Company's assets, the Company agrees to pay Advisor a fee ("Transaction Fee") equal to five percent (5%) of the net proceeds received by the Company.

     (D) Options. As incentive to execute this Agreement, Client agrees to grant to Advisor an option to purchase shares of Client's common stock ("Option Shares") subject to the terms and conditions of the Option Agreement attached hereto as Exhibit "A" and incorporated herein by reference (the "Option"). Notwithstanding the date of the Option, the right of Advisor to exercise such Option will vest to Advisor upon execution hereof.

          The parties acknowledge that the consideration for Client's shares to be delivered to Advisor shall consist of the Services rendered to Client, and that Advisor is accepting payment in Client's shares ("Advisory Fee Shares") as an accommodation to Client. Client and Advisor acknowledge that Advisor may be considered an affiliate subject to Section 16(b) of the Securities Exchange Act of 1934 and, in this regard, Client and Advisor agree that for purposes of any "profit" computation under Section 16(b) the price paid for the Advisory Fee Shares is equal to Two Hundred Fifty Thousand Dollars ($250,000).

6.   Role of Advisor

     The Advisor, and any person controlled by or under common control with the Advisor, shall be free to render similar services to others and engage in other activities, so long as the Services rendered to the Client are not impaired.

     Except as otherwise required by the Investment Company Act of 1940 ( the "1940 Act"), any of the shareholders, directors, officers and employees of the Client may be a shareholder, trustee, director, officer or employee of, or be otherwise interested in, the Advisor, and in any person controlled by or under common control with the Advisor, and the Advisor and any person controlled by or under common control with the Advisor, may have an interest in the Client.

     Except as otherwise agreed, in the absence of willful misfeasance, bad faith, negligence or reckless or reckless disregard or obligations or duties hereunder on the part of the Advisor or Advisor's personnel, Advisor shall not be subject to liability to the Client, or to any shareholder of the Client, for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, management, holding or sale of any asset of or security issued by Client.

7.   Other Services

     Such agreement as to the make-up of the consideration shall be reduced to writing prior to the execution and a definitive agreement between Client and the prospective purchaser/seller of such Business Opportunity. Failing to reach an agreement as to the make-up of such Finder's Fee, Client agrees that such fee shall consist solely of cash. In the event that the Finder's Fee contains capital stock ("Finders Fee Shares"), unless otherwise mutually agreed between the parties in writing, such stock to be issued to Advisor shall be valued at fifty percent (50%) of the "Market Price", which shall be the average bid price of such stock during the ten (10) business days preceding the execution of the definitive agreement relative to such Business Combination, or any public announcement related to such transaction, whichever is the earlier date.

     If there is no bid price for Client's shares then the book value of such stock at the close of the month preceding execution of the definitive agreement relating to such Business Combination or any public announcement related to such Business Combination shall be considered the Market Price.

8.   Registration of Client's Shares

     No later than ten (10) days following the date of an event giving use to the obligation by Client to issue Advisory Fee Shares, Option Shares or Finder Fee Shares, Client will register such shares with the Securities and Exchange Commission under a Form S-8 or other applicable registration statement. At Client's sole discretion, such shares may be issued prior to registration in reliance on exemptions from registration provided by
     Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance or reservation shall be in reliance on representations and warranties of Advisor set forth herein.

9.   Costs and Expenses

     All third party and out-of-pocket expenses, filing fees, copy, and mailing expenses incurred by Advisor in the performance of the Services under this Agreement are the responsibility of Client, and shall be paid by Client, or reimbursed to Advisor, within ten (10) days, of receipt of written notice by Advisor.

10.  Place of Services

     The Services provided by Advisor hereunder will be performed primarily at Advisor's offices except as otherwise mutually agreed by Advisor and Client. It is understood and expected that Advisor may make contacts with persons and entities and perform the Services in other locations as deemed appropriate by Advisor.

11.  Independent Contractor

     Advisor and Advisor's personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's personnel, and any and all business license fees as may be required.

12.  No Agency Express or Implied

     This Agreement neither expressly nor impliedly creates a relationship of principal and agent between Client and Advisor, or Employee and Employer as between Advisor's personnel and Client. Neither Advisor's personnel or Advisor are authorized to enter into any agreements on behalf of Client. Advisor expressly retains the right to approve, in its sole discretion, each and every transaction introduced to Client, and to make all final decisions with respect to activities undertaken by Advisor or Advisor's personnel related to this Agreement.

13.  Termination

     (A) Termination for Disability. If during the Initial Advisory Period, Advisor or Advisor's personnel shall be unable to provide the Services as set forth under this Agreement for 120 consecutive business days because of illness, accident, or other incapacity, Client shall have the right to terminate this Agreement upon written notice to Advisor not less than 30 business days after the end of any such 120-day period. Termination under this paragraph shall be effective upon receipt by Advisor of the written notice.

     (B) Death. In the event of the death of Advisor's personnel with replacement, this Agreement and all obligations hereunder shall immediately be terminated.

     (C) Termination for Cause. The Client may, at its option, terminate this Agreement by giving written notice of termination to Advisor without prejudice to any other remedy to which the Client may be entitled either at law, in equity, or under this Agreement, if Advisor:

          (i) Willfully breaches or neglects the duties that Advisor is required to perform under the terms of this Agreement;

          (ii) Fails to promptly comply with and carry out all directives of Client's Board of Directors;

          (iii) Commits any dishonest or unlawful act, in the judgment of Client's Board of Directors;

          (iv) Engages in any conduct which disrupts the business of Client or any entity affiliated with Client; or

     (D) Termination Other Than For Cause. This Agreement shall terminate immediately on the occurrence of any one of the following events:

          (i) The occurrence of circumstances, in the judgment of Client's Board of Directors, that make it impracticable for Client to continue its present line(s) of business;

          (ii) The decision of and upon notice by Advisor to voluntarily terminate this Agreement;

          (iii) If Client files a petition in a court of bankruptcy or is adjudicated a bankrupt;

          (iv) If Client institutes, or has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs;

          (v) If Client has a receiver of its assets or property appointed because of insolvency;

          (vi) If Client makes a general assignment for the benefit of creditors; or

          (vii) If either party otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business.

     (E) Effect of Termination on Compensation. In the event of the Termination Other Than For Cause prior to the completion of the Initial Advisory Period, Advisor shall be entitled to the full Compensation, the rights under the Options, and any outstanding unpaid portion of the Consideration and expenses.

14.  Representations and Warranties of Client

     Client represents and warrants to Advisor that:

     (A) Corporate Existence. Client is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada with the corporate power to own property and carry on its business as it is now being conducted.

     (B) Financial Information. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined herein) which accurately set forth the financial condition of Client as of the respective dates of such documents.

     (C) No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

     (D) Full Disclosure. The information concerning Client provided to Advisor pursuant to this Agreement is, to the best of Client's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     (E) Date of Representations and Warranties. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

15.  Representations and Warranties of Advisor

     Advisor represents and warrants to Client that:

     (A) No Conflict. This Agreement has been duly executed by Advisor and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Advisor is a party or to which Advisor is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Advisor is subject.

     (B) No Litigation. Advisor is not a defendant, nor plaintiffs against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim been made or asserted against Advisor, nor are there any proceedings threatened or pending before any United States or other territorial, federal, state or municipal government, or any department, board, body or agency thereof, involving as of the date hereof, that may entitle a successful litigant to a claim against any assets of Advisor, or interfere in any way with the duties of Advisor hereunder.

     (C) Registration and/or Exemption of Client's Shares. Option Shares or Finder's Fee Shares may be issued prior to registration in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D, and applicable state securities laws. Representations and warranties by Advisor herein will be used and relied upon by Client to determine whether any issuance of Option Shares may be made to Advisor pursuant to Section 4(2) of the Act and Regulation D and applicable state securities laws, and Advisor will notify Client immediately of any material changes. With these specific understandings, Advisor represents and warrants that:

          (1) Advisor has been furnished with a copy of Client's most recent Annual Report on Form 10-K and all reports or documents required to be filed under Sections 13(a), 14(a), and 15(d) of the Securities and Exchange Act of 1934, as amended, including but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements (the "Disclosure Documents"). In addition, Advisor has been furnished with a description of Client's capital structure and any material changes in Client's affairs that may not have been disclosed in the Disclosure Documents.

          (2) Advisor has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Advisory Fee Shares (if any), the Option Shares and/or Finder's Fee Shares to be issued and/or reserved for issuance and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished hereunder.

          (3) By reason of Advisor's knowledge and experience in financial and business matters in general, and investments in particular, Advisor is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the Advisory Fee Shares (if any), the Option Shares and the Finders Fee Shares, if any, and NewCom in general, and fully understand the speculative nature of such securities and the possibility of such loss.

          (4) The present financial condition of Advisor is such that Advisor is not under any present or contemplated future need to dispose of any portion of the Advisory Fee Shares (if any), the Option Shares or the Finder's Fee Shares, if any, to satisfy an existing or contemplated undertaking, need, or indebtedness.

          (5) Advisor is fully aware that the Advisory Fee Shares (if any), any Option Shares and Finder's Fee Shares issued to Advisor prior to registration are "Restricted Securities" as defined by Rule 144 of the Act and that any resale of such securities by Advisor may be governed by Rule 144. Advisor is further aware of the specific restrictions on resale of such securities contained in Rule 144.

          (6) Advisor will not sell, transfer or otherwise dispose of the Advisory Fee Shares (if any), any Option Shares or Finder's Fee Shares issued or reserved for issuance prior to registration except in compliance with the Act.

          (7) Any and all certificates representing Clients share issued upon exercise of options or otherwise prior to registration of such shares and any and all securities issued in replacement thereof or in exchange therefore, shall bear the following legend:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of NewCom."

     (D) Full Disclosure. The information concerning Advisor provided to Client pursuant to this Agreement is, to the best of Advisor's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     (E) Date of Representations and Warranties. Each of the representations and warranties of Advisor set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

16.  Indemnification

     Client and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

17.  Specific Performance

     Advisor and Client acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

18.  Miscellaneous

     (A) Subsequent Events. Advisor and Client each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

     (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents a may be reasonably necessary to effectuate the purposes of this Agreement.

     (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     (E) Assignment. Neither this entire Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

     (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:


          (i)  In the case of Client:

               Phileo Management Company Inc.
               910-510 Burrard Street
               Vancouver, B.C.
               Telephone:           (604) 681-5678
               Telefax:             (604) 605-0344


          (ii) In the case of Advisor and Advisor's personnel, to:

               NuVen Advisors Limited Partnership
               4695 MacArthur Court, #530
               Newport Beach, CA 92660
               Telephone:           (949) 833-2094
               Telefax:             (949) 833-7854

          or to such other person or address designated by Client or Advisor to receive notice.

     (G) Headings. The section and subsection headings in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (H) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (I) Governing Law. Notwithstanding that this Agreement was negotiated and is being contracted for outside of the State of Nevada, it shall be governed by the laws of the State of Nevada, notwith standing any conflict-of-law provision to the contrary.

     (J) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (K) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

     (L) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (M) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     (N) Termination of Any Prior Agreements. Effective the date hereof, all prior rights of Advisor relating to the accrual or payment of any form of compensation or other benefits from Client based upon any agreements other than this Agreement, whether written or oral, entered into prior to the date hereof, are hereby terminated.

     (O) Consolidation or Merger. Subject to the provisions hereof, in the event of a sale of the stock, or substantially all of the stock of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of Client to another corporation, entity or individual, Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and Services of Advisor provided for in Paragraph 2 hereof, or the responsibilities, authority or powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

     (P) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

                                    "Advisor"
                                    NuVen Advisors Limited Partnership
                                    a Nevada Limited Partnership


                                    By:    /s/   Fred G. Luke
                                    Name:        Fred G. Luke
                                    Title:       President

                                    "Client"
                                    Phileo Management Company,  Inc.
                                    a Nevada corporation

                                    By:    /s/    David Lo
                                    Name:         David Lo
                                    Title:        President

                                   EXHIBIT "A"

                                     to the
                        Advisory and Management Agreement
                              dated October 1, 1999

                                   THE OPTION

                                OPTION AGREEMENT



      THIS OPTION AGREEMENT ("Agreement") is entered into and effective the 1st day of October 1999, by and between NuVen Advisors Limited Partnership, a Nevada limited partnership ("NuVen"), and Phileo Management Company, Inc., a Nevada corporation with offices 910-510 Burrard St. Vancouver, B.C. Canada,V6C-3A8 (the "Company").

      WHEREAS, the Company proposes to issue to NuVen options to purchase shares of its common stock (the "Common Stock") in connection with the Company's engagement of NuVen pursuant to the Advisory Agreement of even date between the Company and NuVen, a copy of which is attached hereto as Exhibit "A" and incorporated by reference herein (the "Advisory Agreement"); and,

      WHEREAS, to induce NuVen to execute the Advisory Agreement the Company hereby grants NuVen an option to purchase shares of the Company's Common Stock subject to the terms and conditions set forth below.

      NOW, THEREFORE, for and in consideration of the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, NuVen and the Company agree as follows:

1.   The Option

     The Company hereby grants to NuVen (hereinafter "Holder") an option (the "Option") to acquire Five Hundred Thousand (500,000) shares of the Company's Common Stock, subject to adjustment as set forth herein (such shares, as adjusted, are hereinafter referred to as the "Option Shares"), at a purchase price of $.50 per share ("Option Price").

2.   Term and Exercise of Option

     A. Term of Option. Subject to the terms of this Agreement, Holder shall have the right to exercise the Option in whole or in part, commencing the date hereof through the close of business on January 1, 2005.

     B. Exercise of the Option. The Option may be exercised upon written notice to the Company at its principal office setting out the number of Option Shares to be purchased, together with payment of the Option Price

     C. Issuance of Option Shares. Upon such notice of exercise and payment of the Option Price, the Company shall issue and cause to be delivered within five (5) business days following the written order of Holder, or its successor as provided for herein, and in such name or names as the Holder may designate, a certificate or certificates for the number of Option Shares so purchased. The rights of purchase represented by the Option shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part, and in the event the Option is exercised in respect of less than all of the Option Shares purchasable on such exercise at any time prior to the date of expiration hereof, the remaining Option Shares shall continue to be subject to Adjustment as set forth in paragraph 4 hereof. The Company irrevocably agrees to reconstitute the Option Shares as provided herein.

3.   Reservation of Option Shares

     The Company shall at all times keep reserved and available, out of its authorized Common Stock, such number of shares of Common Stock as shall be sufficient to provide for the exercise of the rights represented by this Agreement. The transfer agent for the Common Stock and any successor transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of such rights of purchase, will be irrevocably authorized and directed at all times to reserve such number of shares as shall be requisite for such purpose. The Company will cause a copy of this Agreement to be kept on file with the transfer agent or its successors.

4.   Adjustment of Option Shares

     The number of Option Shares purchasable pursuant to this Agreement shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     A. Adjustment for Recapitalization. Subject to paragraph 4.B below, in the event the Company shall (a) subdivide its outstanding shares of Common Stock, or (b) issue or convert by a reclassification or recapitalization of its shares of Common Stock into, for, or with other securities (a "Recapitalization"), the number of Option Shares purchasable hereunder immediately following such Recapitalization shall be adjusted so that the Holder shall be entitled to receive the kind and number of Option Shares or other securities of the Company measured as a percentage of the total issued and outstanding shares of the Company's Common Stock as of the hereof which it would have been entitled to receive immediately preceding such Recapitalization, had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph shall be calculated and effected taking into account the formula set forth in paragraph 4.B. below and shall become effective immediately after the effective date of such event retroactive to the effective date.

     B. Adjustment of the Exercise Price and Number of Option Shares. In the event of any change in the Company's Common Stock by reason of a reverse stock split, the number and Option Price of the shares subject to this Option shall not change or be adjusted.

     C. Preservation of Purchase Rights Under Consolidation. Subject to paragraph 4.B above, in case of any Recapitalization or any other consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall prior to the closing of such transaction, cause such successor or purchasing corporation, as the case may be, to acknowledge and accept responsibility for the Company's obligations hereunder and to grant the Holder the right thereafter upon payment of the Option Price to purchase the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

          D. Notice of Adjustment. Whenever the number of Option Shares purchasable hereunder is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments, and shall deliver to Holder setting forth the adjusted number of Option Shares purchasable and a brief statement of the facts requiring such adjustment, including the computation by which such adjustment was made.

5.   Failure to Deliver Option Shares Constitutes Breach Under
     Advisory Agreement

     Failure by the Company, for any reason, to deliver the certificates representing any shares purchased pursuant to this Option within the five
     (5) business day period set forth in paragraph 2 above, or the placement of a Stop Transfer order by the Company on any Option Shares once issued, shall constitute a "Breach" under the Advisory Agreement and, for the purpose of determining the terms of this Agreement, shall automatically toll the expiration of this Agreement for a period of time equal to the delay in delivering the subject shares or term of the Stop Transfer order.

6.   Assignment

     The Option represented by this Agreement may only be assigned or transferred by NuVen to an Affiliate or subsidiary, or as the result of a corporate reorganization or recapitalization. For the purpose of this Option the term "Affiliate" shall be defined as a person or enterprise that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company otherwise, this Agreement and the rights hereunder shall not be assigned by either party hereto.

7.   Counterparts

     A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

8.   Further Documentation

     Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to effect the transaction, or otherwise to carry out the intent and purposes of this Agreement.

9.   Notices

     All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

     To NuVen:         NuVen Advisors Limited Partnership
                       4695 MacArthur Court, Suite 530
                       Newport Beach, California  92660
                       Telephone:       (949) 833-2094
                       Telefax:         (949) 833-7854

     With copy to:     Archer & Weed
                       4695 MacArthur Court, Suite 530
                       Newport Beach, California  92660
                       Telephone:       (714) 833-5363
                       Facsimile:       (714) 833-5384

     To the Company:   Phileo Management Company, Inc.
                       910-510 Burrard Street
                       Vancouver, B.C.
                       Telephone:       (604) 681-5678
                       Facsimile:       (604) 605-0344

10.  Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.  Governing Law

     This Agreement was negotiated, and shall be governed by the laws of Nevada notwithstanding any conflict-of-law provision to the contrary.

12.  Entire Agreement

     This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

13.  Severability

     If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

14.  Amendment or Waiver

     Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

15.  Headings

     The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                           "NuVen"
                                           NuVen Advisors Limited Partnership



                                           By: /s/  Fred G. Luke
                                               Fred G. Luke, General Partner


                                           The "Company"
                                           Phileo Management Company, Inc.



                                           By: /s/  David Lo
                                                 David Lo, President